Exhibit 10.2 Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”. Manufacturing Services Agreement (the “Agreement”) by and between Lonza LTD Münchensteinerstrasse 38 CH-4002 Basel Switzerland Lonza Sales LTD Münchensteinerstrasse 38 CH-4002 Basel Switzerland Lonza LTD (“Lonza AG”) and Lonza Sales LTD (“Lonza Sales AG”) hereinafter together referred to as (“Lonza”) and Avidity Biosciences, Inc. 10578 Science Center Dr., Suite 125 San Diego, CA 92121 USA (“Customer”) Effective as of date of last signature (the “Effective Date”)

2 Table of Contents Page 1 Definitions and Interpretation .............................................................................. 3 2 Performance of Services ................................................................................... 10 3 Project Management / Steering Committee ...................................................... 16 4 Quality ............................................................................................................... 17 5 Insurance .......................................................................................................... 18 6 Forecasting, Ordering and Cancellation ............................................................ 18 7 Customs, Delivery and Acceptance .................................................................... 21 8 Price and Payment ............................................................................................ 23 9 Capital Equipment ............................................................................................. 25 10 Intellectual Property .......................................................................................... 25 11 Warranties ......................................................................................................... 28 12 Indemnification and Liability .............................................................................. 30 13 Confidentiality.................................................................................................... 32 14 Term and Termination ....................................................................................... 34 15 Force Majeure ................................................................................................... 36 16 Additional Covenants ........................................................................................ 36 17 Miscellaneous ................................................................................................... 37 Appendix A Appendix B Appendix C

3 Recitals WHEREAS, Customer is engaged in the development and research of certain products and requires assistance in the development and manufacture of product; WHEREAS, Lonza and its Affiliates have expertise in the evaluation, development and manufacture of products; WHEREAS, the Parties have entered into a Manufacturing Service Agreement covering the development of a certain product dated April 26, 2019 (the “MSA”) and Customer wishes now to engage Lonza for Services relating to the commercial manufacture of the Product as described in this Agreement; and WHEREAS, Lonza, and/or its Affiliates, are prepared to perform such Services for Customer on the terms and subject to the conditions set out herein. NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties intending to be legally bound, agree as follows: 1 Definitions and Interpretation “Affiliate” means, with respect to either Party, any corporation, company, partnership or other business entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Party. For purposes of this definition, the term “Control” and, with the correlative meanings, the terms “Controlled by” and “under common Control” means direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise. “Agreement” means this agreement incorporating all Appendices and each Project Plan together with this agreement but separate from other Project Plans, each of the foregoing as amended from time to time by written agreement of the Parties. “Applicable Laws” means all relevant federal, state and local laws, statutes, rules, and regulations of the United States, the European Union, Japan once any necessary gap assessment has been completed for Japan, and any other countries the Parties may mutually agree upon in writing and upon the completion of any necessary gap assessment(s), which are applicable to the performance of the Services (as defined below) and/or the Parties’

4 respective obligations hereunder, including, the applicable regulations and guidelines of any Regulatory Authority, and all applicable cGMP together with amendments thereto. In addition, each Facility will comply with all relevant federal, state and local laws, statutes, rules and regulations where the Facility is located. “API” means Active Pharmaceutical Ingredient “Approval” means the marketing approval by the FDA or EMA or other Regulatory Authority (as defined below) of Product from the Facility for commercial supply. “Assist” means the supply of Customer Materials to Lonza free of charge or at a reduced cost. “Background Intellectual Property” means any Intellectual Property either (i) owned or controlled by a Party or any of its Affiliates prior to the Effective Date or (ii) developed or acquired by a Party or any of its Affiliates independently from the performance of the Services hereunder during the Term of this Agreement. Lonza Confidential Information shall form part of, and be included in, Lonza’s Background Intellectual Property. Customer Confidential Information shall form part of, and be included in, Customer’s Background Intellectual Property. For clarity, Background Intellectual Property of a Party shall exclude any Intellectual Property licensed (whether under this or any other agreement) to it by the other Party or any Affiliate of the other Party. “BASM” Biological Active Starting Material (pivotal intermediate material) “Batch” means the Product produced from a single run of the Manufacturing Process. For clarity, a Batch can be a Process Validation Batch, cGMP Drug Product Batch, cGMP Conjugation Batch or cGMP Drug Substance (mAb) Batch. “Batch Record” has the meaning set forth in the Quality Agreement which definition is incorporated herein by reference and made fully a part hereof. “Campaign” means the number of cGMP Batches specified for manufacture in a series during a defined period of time as set forth in detail in the applicable SOW or Purchase Order, as applicable.

5 “Cancellation Fee” has the meaning given in Clause 6.6. “Capital Equipment“ means those certain pieces of new equipment described in the Project Plan which are to be acquired and paid for on terms to be agreed in accordance with this Agreement. “Cell Bank” means the cell banks to be established by Lonza or provided by Customer as described in the Project Plan. “Cell Bank Storage” means the storage of Customer’s Cell Bank in accordance with Appendix B of this Agreement. “Certificate of Analysis” means a document prepared by or for Lonza listing tests performed by Lonza or approved External Laboratories, the Specifications and test results. “Certificate of Compliance” means a document prepared by or for Lonza: (i) listing the manufacturing date, unique Batch number, and concentration of Product in such Batch, and (ii) certifying that such Batch was manufactured in accordance with the Master Batch Record and cGMP, if applicable. “cGMP” means any laws, regulations and regulatory guidelines, applicable in the United States, the European Union, and any other countries the Parties may mutually agree upon in writing, including but not limited to Japan, relating to the manufacture of medicinal products for human use (together with amendments thereto), including (without limitation) current Good Manufacturing Practices as specified in the ICH guidelines and, in particular (without limitation), ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, the US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610, 820), the Rules Governing Medicinal Products in the European Union (Eudralex), Volume 4 in particular - without limitation- Part I (for Drug Products) and/or Part II (for APIs) as promulgated under the European Union Directives 2001/83/EC and 2001/20/EC and European Commission Directives 2003/94/EC and 91/356/EC; European Medicines Agency Note for Guidance CPMP/ICH/4106/00; the US FDA 21 CFR 210/211/600, and 21 CFR part 11 and 610; and other agency regulations and regulatory guidelines as applicable in the agreed- upon jurisdictions to API manufacture. For the avoidance of doubt, Lonza’s operational quality

6 standards are defined in internal cGMP policy documents. In addition, each Facility will comply with all relevant federal, state and local laws, statutes, rules and regulations relating to the manufacture of drug products for human use where the Facility is located. “cGMP Batches” means any cGMP Drug Substance Batches, cGMP Conjugation Batches, or any cGMP Drug Product Batches. “cGMP Conjugation Batch” means a Batch of conjugated Product which uses material from an cGMP Drug Substance Batch as a starting material which is further conjugated to be manufactured in accordance with cGMP. “cGMP Drug Product Batch” means a Drug Product Batch, which is required under the Project Plan to be manufactured in accordance with cGMP. “cGMP Drug Substance Batch” means a Drug Substance (mAb) Batch, which is required under the Project Plan to be manufactured in accordance with cGMP. “Commencement Date” is defined in Section 2.8. “Conjugated Drug Substance” or “CDS” means a molecule comprising a covalent linkage between two molecules, at least one of which is a biomolecule. “Confidential Information” means all information that is maintained in confidence by a Party or any Affiliate of a Party and that is disclosed by or on behalf of the Party or any Affiliate of the Party to the other Party under or in connection with this Agreement, including the know-how and trade secrets of a Party. The Confidential Information of each Party shall exclude any Confidential Information of the other Party or any Affiliate of the other Party provided under this Agreement or which was or is provided in any other written agreement between the Parties. “Corruption Laws” means all applicable anti-bribery and anti- corruption laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, and the Organization for Economic Co-operation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

7 “Customer Materials” means any Raw Materials, components of Product, or other materials of any nature provided by or on behalf of Customer, including Drug Substance and cGMP Conjugation Batch once Released by Lonza. “Customer-Provided Items” means Customer Confidential Information, Customer Background Intellectual Property, Customer Materials, and any and all other information, materials and Intellectual Property that in each case is provided by or on behalf of the Customer to Lonza or any of Lonza’s Affiliates. “Delivery” has the meaning provided in Clause 7.1 “Development Services” means all activities other than the manufacture of a Batch or activities performed in support of such Batch. “Drug Product” means the dosage form in the final immediate packaging intended for marketing “Drug Substance” or “DS” means the Product in bulk drug substance form “EMA” means the European Medicines Agency, or any successor agency thereto. “External Laboratories” means any Third Party instructed by Lonza, with Customer’s prior consent, to conduct certain activities not customarily performed by Lonza which are required to complete the Services. “Facility” means [***]. “Failed Conjugation Batch” shall have the meaning set out in Clause 7.4.3. “Failed Drug Product Batch” shall have the meaning set out in Clause 7.5.3. “Failed Drug Substance Batch” shall have the meaning set out in Clause 7.3.3. “FDA” means the U.S. Food and Drug Administration or any successor agency thereto “GDPR” means any applicable data protection or privacy laws, rules and regulations, including but not limited to, the European Union e-Privacy Directive 2002/58/EC, the European Union General Data Protection Regulation 2016/679, the UK Data Protection Act 2018, and any other laws equivalent thereto. “Handling Fee” means the: (i) actual acquisition cost of Raw Materials by Lonza plus a [***] percent handling

8 fee ([***]%) (ii) procurement and handling fee of [***] percent ([***]%) of the acquisition cost of Special Material(s) and Customer Material specifically set forth in a Project Plan to be procured by Lonza on behalf of Customer. For clarity, both (i) and (ii) VAT/taxes/surcharges, such as tariffs, are expressly excluded from the Handling Fee and no handling fee or other markup may be charged for them. “IBIMP” means Intermediate Biological Investigational Medicinal Product. “IBMP” Intermediate Biological Medicinal Product “Intellectual Property” means (i) inventions (whether or not patentable), patents, trade secrets, copyrights, trademarks, trade names, service marks, logos, domain names, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered, (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing clause (i) and (iii) all rights and applications that are similar or equivalent to the rights and application described in the foregoing clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world. “International Trade Restrictions” means any export control requirements and trade, financial and economic sanctions which apply to this Agreement and the Services under the laws, regulations and rules of the United States, the European Union, the United Kingdom, Switzerland and any other relevant jurisdiction; and all necessary export and re- export written consents, permits, and authorizations required by International Trade Restrictions. “JSC” means Joint Steering Committee “Lonza Competitor” means a company acting in the same field of CDMO business whose primary purpose is to provide manufacturing services for a fee to third parties in the field of biologic products. “Lonza Operating Documents” may include in either electronic or paper form, Lonza’s corporate standards, standard operating procedures, and facility and equipment designs

9 and maintenance procedures, used in the process of producing the Product, excluding any of the foregoing that are solely applicable to the manufacture of Product. Lonza Operating Documents are considered Lonza Intellectual Property. “Lonza Manufacturing Process” means, in either electronic or paper form, documents used in the Manufacturing Process wherein Lonza’s custom and platform manufacturing processes and/or Lonza developed analytical methods are used to produce the Product including, but not limited to, manufacturing procedures, raw material specifications and Lonza developed compendial methods. For clarity, “Lonza Manufacturing Process Documents” does not include any such documents which include or incorporate any Customer Background Intellectual Property, New Customer Intellectual Property and/or other Customer Confidential Information. “Lonza Procured Materials” means Raw Materials that Lonza purchases for use in Services hereunder. For avoidance of doubt, Lonza Procured Materials excludes Customer Materials. “Lonza Responsibility” means a failure primarily due to Lonza’s negligence, misconduct, or material breach of its obligations hereunder. “Manufacturing Process” means any and all processes, methods, procedures and activities (or any step therein) used or planned to be used by Lonza to manufacture Product as set forth in the Batch Records or Master Batch Records. but excluding processes performed pursuant to the Lonza Operating Documents. “Master Batch Record” means the unexecuted batch record which has been technically and Quality Assurance approved prior to the cGMP batch which set forth the details of the steps and elements for the manufacture of a Batch of Product under the Manufacturing Process, including any tests, analytical methods or other required procedures. These documents are held electronically within the Documentum system, or as paper copies for disaster recovery. Master Batch Records explicitly exclude Lonza Operating Documents. “New Customer Intellectual Property” has the meaning given in Clause 10.2.1.

10 “New Lonza Intellectual Property” has the meaning given in Clause 10.2.3. “Party” or “Parties” means each of Lonza and Customer and, together, the “Parties”. “Price” means the fees for the performance of Services and Manufacture of Products as set out and agreed upon in the applicable SOW (the Price excludes the cost of the Raw Materials, pass through costs and the Handling Fee). “Process Validation Batch” means a Batch that is produced with the intent to show reproducibility of the Manufacturing Process and is required to complete process validation studies. “Product” means the Drug Substance or Drug Product as described in Project Plan to be manufactured by Lonza for Customer as specified in the Project Plan “Project Plan” means a Statement of Work (SOW) or plan(s) describing the Services (as defined below) and Price, including any update and amendment of the Project Plan to which the Parties may agree from time to time in an executed writing. Each Project Plan shall make reference to this Agreement and be governed by the terms hereof, and upon signature by both Parties the Project Plans are each incorporated into and shall be an integral part of this Agreement but separate from any other Project Plans. The initial Project Plan will be attached hereto as Appendix A. “Quality Agreement” means the agreement, that, subject to cGMP requirements, defines, establishes, and documents manufacturing and testing activities and responsibilities of the Parties in relation to quality. Upon signature by both Parties, the Quality Agreement and any amendments thereto are incorporated into and shall be an integral part of this Agreement. “Raw Materials” means all qualified ingredients, solvents, primary packaging materials, filter, single-use liquid- paths and other components of the Product required to perform the Manufacturing Process or Services set forth in the bill of materials. Raw Materials expressly includes Special Material(s), Lonza Procured Materials, and Customer Materials. “Regulatory Approval” means the approval by any Regulatory Authority to market and sell the Products in the respective

11 markets, including any pricing approval. For clarity, “Regulatory Approvals” include accelerated, conditional or temporary authorizations or approvals. “Regulatory Authority” means the FDA, EMA and any other similar regulatory authority as may be agreed upon in writing by the Parties. “Release” has the meaning given in Clause 7.1. “Safety Stock” means the stock of Raw Materials and consumables in addition to the net needs for a particular Batch to mitigate the potential risk of Raw Materials and consumables shortages necessary for the performance of Services. Required Safety Stock amounts are shown in Appendix C. “Services” means all or any part of the services (including manufacturing of Batches) to be performed by Lonza under this Agreement, particulars of which are set forth in an executed Project Plan. “Services Data” means the data obtained by Lonza or any Affiliate, Subcontractor or External Laboratories of Lonza in the course of Lonza’s or such other entities’ performing Services hereunder which is (i) anonymized and/or aggregated so that Customer, Customer’s Product, Customer’s manufacturing strategy including but not limited to its Batch numbers, yields, raw materials or regulatory filings or strategy are not discernible or identifiable; (ii) does not contain any Customer Confidential Information; (iv) does not disclose any Customer Intellectual Property and which may not be used in a way that enables identification of the Customer or Product. “SOP” means a standard operating procedure. “Special Material(s)” means certain Raw Materials identified as having high value that are used in the Manufacturing Process, including but not limited to, [***]. “Specifications” means the list of tests, references to any analytical procedures and acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which final Product should conform to be considered acceptable for its intended use to be agreed upon between the Parties in writing incorporated herein by reference and made fully a part of this

12 Agreement and which may be amended from time to time by the Parties in accordance with this Agreement. “Stage of Work” means the individual stages of the Services as set out in the Project Plan. “Statement of Work” or “SOW” means a document which inserts a new Stage of Work into a Project Plan or amends an existing Stage of Work in a Project Plan. “Storage Requirements” means the storage requirements for Cell Banks, Product, and/or Customer Materials as set out in the Project Plan or as otherwise provided by Customer in writing. “Subcontractors” means any Third Party who, for the purposes of the Services, performs activities under an agreement with Lonza, provided that these activities are part of the services which Lonza customarily provides to Customers. “Technology License” means the separately executed license agreement dated 12 November 2019, as amended 21 February 2023, between Lonza Sales AG and Customer for GS Xceed® and corresponding intellectual property used by Lonza in the performance of Services under this Agreement. “Term” has the meaning given in Clause 14.1. “Third Party” means any party other than Customer, Lonza or their respective Affiliates. “US” means United States of America. In this Agreement, (a) references to the Parties are to the Parties to this Agreement, (b) headings are used for convenience only and do not affect the interpretation of the Agreement, (c) references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision, (d) references to the singular include the plural and vice versa, and (e) references to the word “including” are to be construed without limitation. 2 Performance of Services 2.1 Lonza AG, Lonza Sales AG, and Affiliates. 2.1.1 Lonza AG shall be independently accountable for the performance of the Services under this Agreement which is required to be performed by Lonza in Switzerland and such performance shall be subject to the terms of this Agreement and any applicable SOW. Lonza Sales AG shall have no

13 responsibility with respect to the performance of said Services by Lonza AG in Switzerland and Lonza AG shall under no circumstance be deemed a subcontractor of Lonza Sales AG. 2.1.2 Services under this Agreement outside of Switzerland shall be performed or procured by Lonza Sales AG and such performance shall be subject to the terms of this Agreement and Lonza Sales AG will be responsible therefor. Lonza AG shall have no responsibility with respect to the performance of such Services by Lonza Sales AG and Lonza Sales AG shall under no circumstance be deemed a subcontractor of Lonza AG. 2.1.3 Subject to Customer’s approval, Lonza AG, Lonza Sales AG, or any of their respective Affiliates may execute a Project Plan or Statement of Work with Customer pursuant to this Agreement and submit invoices to Customer under such Project Plan or Statement of Work. In such circumstances all references in this Agreement to Lonza shall be deemed to include the Affiliate of Lonza with respect to that particular Project Plan or Statement of Work. Such Affiliate shall be entitled to enforce this Agreement with respect to such Project Plan or Statement of Work in its own name as an intended Third Party beneficiary and the Lonza AG or Lonza Sales AG, as applicable, shall be jointly liable to Customer (under the terms of this Agreement) for any obligations and liabilities undertaken by such Affiliate pursuant to such Project Plan or Statement of Work. 2.2 Performance of Services. Execution of a given Project Plan or Statement of Work by the Parties, shall establish Customer’s retention of Lonza to perform the Services set out in the Project Plan. Lonza shall diligently carry out the Services as provided in the Project Plan, including by use of its Affiliates as set forth in Section 2.6 and shall Manufacture Product in accordance with any agreed-upon timelines and Purchase Orders shall use commercially reasonable efforts to perform the Services in the manufacture of Product without any material defect. Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement. 2.3 Subcontractors and External Laboratories. With Customer’s prior written consent, not to be unreasonably withheld or delayed, Lonza may subcontract the performance of specific obligations of Lonza under this Agreement or a Statement of Work to a qualified Subcontractor and/or External Laboratory; provided that (a) the relevant Statement of Work identifies the Subcontractor or External Laboratory and the specific Services to be performed by the Subcontractor or External Laboratory or Customer separately approves such Subcontractor or External Laboratory in writing, (b) the Subcontractor or External Laboratory performs such Services or obligations under the relevant Statement of Work in a manner consistent with the terms and conditions of this Agreement and such Statement of Work and (c) prior to performing any Services hereunder, such Subcontractor and/or External Laboratory has executed a quality agreement with Lonza. Except as otherwise agreed upon in a Statement of Work, Lonza will be solely responsible for the performance of any permitted Subcontractor or External Laboratory, and for Losses arising out of such performance as if such performance had been provided by Lonza itself under this Agreement or the relevant Project Plan or Statement of Work. Lonza will cause any such permitted Subcontractor and/or External Laboratory to be bound by, and to comply with, the terms of this Agreement or the relevant Statement of

14 Work, including all confidentiality, intellectual property, recordkeeping, audit and inspection, quality assurance, regulatory and other obligations and requirements of Lonza set forth in this Agreement or the relevant Statement of Work. For the avoidance of doubt, Lonza shall not be responsible for any services performed by External Laboratories or any subcontractor which Customer requires Lonza to use and which Lonza has not selected or qualified independently. 2.4 Affiliates. Lonza, in its sole but reasonable discretion, may instruct one or more of its Affiliates which are pre-approved by Customer in writing to perform any of Lonza’s obligations contained in this Agreement and any particular Project Plan as set forth in a Project Plan, provided, however, that Lonza shall remain fully responsible and liable to Customer in respect of those obligations. Any of Lonza’s Affiliates shall be subject to all of the applicable terms and conditions applicable to Lonza under this Agreement and shall be entitled to all rights and protections afforded to Lonza under this Agreement. Lonza shall provide notice to Customer of such instruction to Customer within [***] of such instruction to an Affiliate. 2.5 Technology Transfer and Supply of Customer Confidential Information and Customer Materials to Lonza. 2.5.1 Customer shall transfer to Lonza the Customer Confidential Information, Customer Background Intellectual Property, Customer Materials and any other information or materials, which are reasonably required for Lonza to perform the Services, as set forth in a Project Plan. The Parties expressly agree that they shall work together to complete the transfer. 2.5.2 The customs value of the finished Product provided by Lonza to the Customer comprises of the contractual Price of the Batch, in addition to the value of the Customer provided Assist. In order for Lonza to comply with its customs obligations, the value of an Assist must be declared to the customs authority at the time of import and export, and therefore Customer shall declare to Lonza the value of the Assist which shall be incorporated into the customs declaration. 2.5.3 Upon request, Customer shall provide the export control classification or any government classification or commodity jurisdiction determinations, any preferential trade agreements under which the Product originates, Certifications of Origin or certifications/declarations of preferential origin eligibility, and Country of Origin. Unless otherwise set forth in the applicable SOW, Lonza shall provide Customer export compliance services under this Agreement including but not limited to export clearance of direct shipments until such time as the Parties agree otherwise. 2.5.4 US Facility. In the event that Lonza has available manufacturing capacity (either acquired and/or built) that can support the manufacturing of the Product from a Lonza manufacturing facility in the US (“US Facility”), which is approved by the FDA (and/or another Regulatory Authority) and successfully audited by Customer, the Parties may agree to transfer the Manufacturing Process of the Product from the Facility at which Manufacturing is then being conduct to the US Facility to increase supply chain security for the Product and/or to fulfil Product Forecast. 2.6 Master Batch Record. Preparation and translation of the Master Batch Records is governed by the Quality Agreement.

15 2.7 Commencement Date. “Commencement Date” means the date of initiation of specific Services under an SOW which for the manufacture of cGMP Batches shall mean as follows for each of the following: 2.7.1 for cGMP mAb manufacture Services: the date on which a vial of cells is removed from frozen storage for the production of a Batch; 2.7.2 for cGMP Drug Substance Batch manufacture Services: the date on which the mAb is removed from frozen storage for the production of a Batch; and 2.7.3 for cGMP Drug Product Batch manufacture Services: the date on which the bulk drug substance is removed from frozen storage for the production of a Batch; 2.8 cGMP Drug Substance Batches, cGMP Conjugation Batches and cGMP Drug Product Batches. Lonza will, in accordance with the terms of this Agreement and the Quality Agreement: 2.8.1 Manufacture and Release to Customer cGMP Drug Substance Batches in accordance with cGMP and which meet the applicable Specifications, together with a Certificate of Analysis; 2.8.2 Manufacture and Release to Customer cGMP Conjugation Batches in accordance with cGMP and which meet the applicable Specifications, together with a Certificate of Analysis; 2.8.3 Manufacture and release to Customer cGMP Drug Product Batches in accordance with cGMP and which meet the Specifications, together with a Certificate of Analysis; However, Lonza shall comply with its performance obligations set out in Clause Error! Reference source not found.2 and 2.9 and shall in relation to all cGMP Batches of Product be responsible for meeting such Specifications, as may be agreed in writing prior to commencement of the Services, in respect of the following: For cGMP Drug Substance Batches (i) bioburden; (ii) mycoplasma; (iii) in vitro tests (3 cell lines); (iv) endotoxin; and (v) minute virus of mice (MVM) For cGMP Conjugation Batches: the Specifications agreed upon in the Quality Agreement. For cGMP Drug Product Batches: (i) sterility; and (ii) fill volume 2.9 Raw Materials.

16 2.9.1 Lonza Procured Materials. Lonza shall purchase the necessary Lonza Procured Materials and consumables necessary for the manufacturing of the Product as well as any Safety Stock. Customer shall, in accordance with the terms and conditions of this Agreement, be responsible for the costs for all Raw Materials, consumables, and Special Materials ordered or irrevocably committed to be procured by Lonza hereunder (including the Safety Stock), as well as the applicable Handling Fee. If the actual costs of any Raw Materials is anticipated to be more than [***] of the estimated price set out in the Project Plan, then Lonza shall notify Customer and the Parties shall then discuss and agree any next steps (noting always that not buying such Raw Materials could have an impact on the timelines). If no such agreement can be reached Lonza may purchase such Raw Materials and shall use its reasonable endeavors to obtain a price which is reasonable in the circumstances. In the event that Customer requires Lonza to source Lonza Procured Materials from a supplier outside of Lonza’s supply chain, and as a result Lonza is unable to obtain the necessary quantity of Lonza Procured Materials to initiate the manufacture of a Batch in accordance with the estimated timeline, the delay shall be deemed a Customer delay and subject to Clause 6.4. Lonza shall invoice Customer for all Raw Material disposition costs for which Customer is responsible for under Section 2.9.5. Lonza shall be responsible for the cost of any expired Raw Materials if (a) Lonza delays any Batch or Campaign causing the expiry of any Raw Materials or Customer Materials or (b) if Lonza purchases Safety Stock in excess of Lonza’s written policy with respect to Safety Stock without Customer’s written approval. Accordingly in the case of (a) or (b) above, if Customer has already made payment for such expired Raw Materials, then Lonza shall credit the cost of such Raw Materials, including Handling Fees and taxes. 2.9.2 Customer Materials. Customer shall, at its cost, provide all required Customer Materials indicated in the Project Plan as Customer Materials, including any Customer Materials required for any Safety Stock in accordance with the Quality Agreement. If not set forth in the Quality Agreement, Lonza shall provide sufficient notice to Customer in order for customer to procure any Customer-supplied Customer Materials. 2.9.3 Safety Stock. Lonza shall manage the Safety Stock in accordance with Lonza’s Safety Stock standard practices. Any request from Customer to maintain the Safety Stock below the required minimums according to Appendix C shall be agreed in writing between the Parties at least [***] before the start of the first Batch in a Campaign or as otherwise agreed between the Parties. Notwithstanding Clause 2.9.5, if, as a direct result of Customer requesting in writing that minimums be maintained below the required Safety Stock levels, Lonza does not have the necessary quantity of Raw Materials, consumables or Special Materials to initiate the manufacture of a Batch in accordance with the agreed upon timeline, the Batch shall be deemed a customer delay and subject to Section 6.4. In the event that Lonza fails to reasonably manage Safety Stock and as a result of such failure, Customer’s manufacturing schedule during the Binding Period is affected by a delay of [***], Section 7.5 shall be applicable accordingly. Lonza agrees to use commercially reasonable efforts to monitor Safety Stock and Customer’s Project Manager reasonably and regularly informed and updated of any anticipated shortages in Safety Stock.

17 2.9.4 On a rolling [***] basis by the [***] during which a Project Plan is in place, Lonza shall provide Customer an inventory on hand report to Customer of all Product and Customer Materials. Lonza shall provide regular inventory reporting or a transaction report on a [***] basis and promptly assist in the reconciliation of any variance by answering inquiries, and resolving discrepancies as soon as possible and in any event within [***]. 2.9.5 Disposition of Raw Materials. 2.9.5.1 Batch Cancellation. Upon cancellation of a Batch by Customer or expiration or termination of this Agreement, Customer shall, within [***] from written notice of the cancellation, expiration or termination, request in writing from Lonza one of the following options, at Customer’s cost, for disposition of unused Raw Materials, consumables and Special Materials purchased for Customer: (i) store, for a reasonable period of time, Raw Materials, consumables and Special Materials for a subsequent Batch of Product manufactured under this Agreement; (ii) ship Raw Materials, consumables and Special Materials to Customer or Customer’s third party designee; or (iii) dispose of the Raw Materials, consumables and Special Materials. If Customer does not provide a written request regarding the Raw Materials, consumables and Special Materials within [***] then Lonza shall decide on the disposition of the Raw Materials, consumables and Special Materials. 2.9.5.2 Expiration of Raw Materials. Lonza shall rotate all Raw Material, including Safety Stock in accordance with its SOPs, and shall use all Raw Materials in the order of expiry (from earliest to latest) in order to avoid unnecessary expiry of Raw Materials. Customer shall pay any associated disposal cost of Raw Materials in the event that they pass their expiry date only where such expiration is caused by reasons within Customer’s reasonable control; provided, however, that Customer will not be obligated to pay for any Raw Material costs incurred by Lonza to replace inventory of Raw Materials in the Safety Stock that has expired prior to the Commencement of the next Batch to the extent that such expiration is due to a delay or postponement of the Commencement Date caused by Lonza. 2.9.5.3 Process and Material Changes. Where a process or material change request is requested by Customer which will lead to costs for the purchase and/or disposition of Raw Materials, an estimate of the costs will be provided to Customer in writing. Upon Customer’s confirmation in writing of the purchase of Raw Materials for a process or material change, Customer shall be fully liable for the disposition costs of the Raw Materials. 2.9.5.4 Vendor Raw Material Changes. Where the vendor or supplier of a certain Raw Material makes a change to the Raw Material such that the change will result in the inability of Lonza to use the current inventories of that certain Raw Material and therefore requiring disposition of the Raw Material, Lonza and Customer will work jointly to minimize such disposition costs.

18 2.9.5.5 The disposition costs of Raw Materials for purposes not enumerated herein shall be negotiated in good faith between the Parties. 2.9.5.6 Mitigating Disposition Costs. Lonza agrees to use reasonable efforts to mitigate Customer’s cost related to the disposition of Raw Materials and consumables costs in connection with a cancelled Batch. 2.10 Technology License. Customer acknowledges that the terms and conditions, including technology transfer and any payments due, under the Technology License are separate and distinct from the terms and conditions, including any payment due, under a technology transfer agreement for the Manufacturing Process, as set forth in Clause 10.6. 2.11 Cell Bank Storage. In the event that Lonza shall provide Cell Bank Storage then Appendix B will apply. 2.12 Continued Process Verification. Continued process verification will be performed after each manufacturing Campaign in accordance with Lonza's policy and procedures. 2.13 Key Performance Indicators. The Parties agree that performance under this Agreement shall be evaluated using Key Performance Indicators (KPIs), which shall be monitored, reviewed, and updated as agreed by both parties to ensure quality, efficiency, and reliability of manufacturing Services. Unless otherwise agreed in the JSC the following KPIs shall be used to assess Lonza's performance: [***]. Lonza shall prepare and provide to Customer a [***] KPI report presented during the JSCs. The report shall include performance data, trend analysis, and any corrective actions taken. The Parties shall meet at least [***] (in person or via teleconference) to review KPI results, discuss any areas of concern, and implement continuous improvement initiatives where applicable. 3 Project Management 3.1 Project Plans. A Project Plan, to be attached by an amendment to this Agreement shall be agreed by the Parties in writing and shall include a description of the Services to be provided, the Product to be manufactured, Customer Materials), a Bill of Materials, Specifications, a schedule for completion of the Project Plan, pricing details, and such other information as is necessary for the relevant Services. In case of conflict between this Agreement and a Project Plan, this Agreement shall prevail to the extent such Project Plan does not expressly provide that it shall govern with respect to such conflict and specifically identifies the Clauses of this Agreement that such Project Plan intends to modify. 3.2 Project Management. With respect to each Project Plan, each Party will appoint a project manager who will be responsible for overseeing the performance of the Project Plan (each a “Project Manager”). All day-to-day communication(s) between

19 Parties related to the performance of the Services shall be between such appointed project managers, unless otherwise agreed in writing between the Parties. Lonza’s Project Manager and team providing Services to Customer under this Agreement shall be qualified to perform the project management tasks and shall be replaced as soon as reasonably practicable by Lonza if not performing in Customer’s reasonable opinion. Each Project Manager shall be available on at least once every [***] basis for consultation (i.e. face-to-face meetings (if required), telephone- conferences and/or videoconferences) at times prearranged by the Parties during the term of this Agreement. Each Party shall appoint a substitute or replacement Project Manager in the absence of its original Project Manager by notifying the other Party in writing of such substitution or replacement. 3.3 Person in Plant. Subject to Lonza’s prior reasonable approval, Customer shall be permitted to have [***] for the purpose of observing, reporting on, and consulting as to the performance of the Services. The duration, timing and other specifics of such visit will be mutually agreed upon by the Parties but for clarity, Lonza’s prior approval shall not be unreasonably withheld. Such [***] shall be subject to and agree to abide by confidentiality obligations set forth in Clause 13 and Lonza’s customary practices, operating procedures and security procedures regarding persons in plant, and any related instructions of Lonza’s employees at the Facility, all to the extent provided to the Customer. If Customer requires long-term access for such [***], the Parties shall set forth any agreed upon office support Lonza will provide in a Statement of Work or other executed written agreement between the Parties. [***], as applicable of Customer and not of Lonza. 4 Quality 4.1 Responsibility for quality assurance and quality control of Product shall be allocated between Customer and Lonza as set forth in the Quality Agreement. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall prevail with the exception that the Quality Agreement shall control for matters solely relating to the quality and disposition matters, including cGMP. If the Quality Agreement is not in place at the Effective Date, Lonza and Customer commit to enter into the Quality Agreement in a timely manner, but in no event later than the Commencement Date of cGMP Services. 4.2 Provisions regarding inspections by Regulatory Authorities and audits shall be set out in the Quality Agreement. 4.3 Records. Lonza will maintain accurate records for the manufacture of the Product, in accordance with, and for the time periods required by, Applicable Laws and in accordance with the Quality Agreement. Such records are the sole and exclusive property of Customer and shall constitute Customer’s Confidential Information except to the extent they incorporate any Lonza Operating Documents, Lonza Confidential Information, New Lonza Intellectual Property or Lonza Background Intellectual Property. 4.4 Regulatory Support. 4.4.1 In connection with a filing for Approval of the Product to a Regulatory Authority, and securing and maintaining such Approval, Lonza will provide Customer with the documents reasonably requested by Customer or necessary for Customer to address an inquiry from a Regulatory Authority.

20 If the Manufacturing Process is performed using a Lonza proprietary process or Lonza proprietary analytical assay(s), Lonza will provide the necessary Lonza Manufacturing Process Documents to the regulatory affairs department of Customer solely for the purpose of including in a filing for Approval of the Product to a Regulatory Authority. Lonza shall at Customer’s discretion and not prohibited by the Regulatory Authority, either provide the Lonza Operating Document directly to the Regulatory Authority or provide the Lonza Operating Documents under strict confidentiality to the regulatory affairs department of Customer solely for the purpose of including in a filing for Approval of the Product to a Regulatory Authority or to address an inquiry from a Regulatory Authority. 4.4.2 At a reasonable time prior to Customer’s submission of any information to a Regulatory Authority related to Lonza or the Services provided under this Agreement, Customer shall provide to Lonza, for Lonza’s review, copies of the information. Lonza shall provide Customer with its comments in accordance with a timeline to be agreed on a case by case basis, at all times with due regard to the timetable set by the applicable Regulatory Authority. 5 Insurance 5.1 Each Party shall for itself and all of its applicable Affiliates obtain and maintain at its own cost and expense from a qualified insurance company, 5.1.1 comprehensive general liability insurance (including public, products and pollution liability) coverage in the amount of at least [***] (or equivalent in other tradable currency) per claim or [***] (or equivalent in other tradable currency) in the annual aggregate, during the Term and for [***] after Release of the last Product manufactured or Services provided under this Agreement; and 5.1.2 employer’s liability or workers compensation in accordance with the minimum amount required by Applicable Law(s). 5.2 Customer shall, during the Term obtain and maintain at its own cost and expense from a qualified insurance company, 5.2.1 adequate property insurance covering the risk of loss of Customer Materials; and 5.2.2 such other insurance as may be relevant to the performance of any provision of this Agreement including but not limited to Clause 7.2. 5.3 In respect of the insurances required from Customer in Clauses 5.1 and 5.2, Customer shall procure that insurers waive all rights of subrogation against Lonza. 5.4 Each Party shall provide the respective other Party with a certificate of such insurance upon reasonable request. 5.5 Nothing contained within this Clause shall limit a Party’s liability under this Contract. 6 Forecasting, Ordering and Cancellation

21 6.1 Forecasting. No later than [***], Customer shall supply Lonza with a written forecast showing Customer’s good faith estimated [***] requirements for Batches for the following [***] period (the “Rolling Forecast”). No later than [***] following Lonza’s receipt of a Rolling Forecast, Lonza shall provide written response to Customer and inform Customer of (i) acceptance of the newly added months of the Rolling Forecast, (ii) rejection of such forecast or (iii) additional time required corresponding to a new response date from Lonza. for the newly added months of the Rolling Forecast (the “Response”). Lonza's failure to provide a Response within [***] shall be deemed acceptance of such Rolling Forecast. Upon acceptance by Lonza, the first [***] for Drug Substance (mAb), the first [***] for Conjugated Drug Substance and the first [***] of for Drug Product shall constitute a binding and non-cancellable commitment by Lonza to Manufacture such Batches and a binding and non-cancellable commitment by Customer to purchase such Batches on the timelines set forth therein (“Binding Forecast”). For clarity, the Parties explicitly agree that such Forecast and Lonza’s obligation to Manufacture such Batches may not be for less than the Minimum Volume Commitment. In addition, Lonza shall provide capacity availability for the period outside the Binding Forecast and reserve this capacity, however only amounts within the Binding Forecast and Minimum Volume Commitment are bound. The remaining months in such Rolling Forecast will constitute a non-binding commitment by Lonza to Manufacture such Batches and a non-binding commitment by Customer to purchase such Batches (the “Non-Binding Forecast”). 6.2 Minimum Volume Commitments. The Parties agree that the Batches set forth in Table 1 of Attachment A to the Capacity Reservation Agreement between the Parties dated May 8, 2025 are the minimum number of Batches [***] committed to be manufactured by Lonza and purchased by Customer for each of the years during the period from 2026 to 2028 (the “Minimum Volume Commitments”). The Parties may agree to add additional Batches to the Minimum Volume Commitments pursuant to executed written agreement between the Parties. If Customer fails to purchase such Minimum Volume Commitments for reasons other than Lonza’s material breach of this Agreement or the Capacity Reservation Agreement, or Lonza’s failure to Deliver the Minimum Volume Commitments, then Customer shall owe the [***] for the number of Batches below the Minimum Volume Commitment, less any amounts paid for such Batches, within [***] following receipt of accurate invoice for same. 6.3 Purchase Orders. Within [***] of acceptance by Lonza of each Rolling Forecast, Customer shall submit a Purchase Order for the quantities subject to the Binding Forecast (or newly-added portion thereof), which shall be deemed accepted by Lonza and become a part of this Agreement if it accords with the Binding Forecast accepted by Lonza (each such purchase order submitted hereunder, a “Purchase Order”). In addition to Purchase Orders submitted in connection with the Rolling Forecast, Customer may, from time to time, place Purchase Orders with Lonza for Manufacture and delivery of Batches of Product, including any Product for which a Binding Forecast is not required by the applicable SOW and in cases where Customer desires to submit a Purchase Order increasing the number of Batches to be manufactured during the period corresponding to the Binding Forecast, all of which must conform to any lead times specified in the applicable SOW and will be subject to acceptance by Lonza. Each Purchase Order shall be signed by Customer

22 and shall authorize Lonza to manufacture such Batches of the Product as are set forth therein. Lonza shall use commercially reasonable efforts to accept any Purchase Order in excess of the quantities set forth in the Binding Forecast. To the extent that the terms of a Purchase Order are inconsistent with the terms of this Agreement, this Agreement shall control. Subject to Section 6.4 below and the Reservation Agreement, a delivery date set forth in Lonza’s written confirmation of a purchase order shall be an estimated delivery date only. For clarity, Lonza is bound by the commitment in the Reservation Agreement with respect to delivery of Batches within the Minimum Volume Commitment for the years set forth in Appendix A thereto. Any additional or inconsistent terms or conditions of any document including a Customer purchase order, acknowledgement or similar standardized form given or received pursuant to this Agreement shall have no effect and such terms and conditions are hereby rejected unless explicitly stated to take precedence over, amend, or govern this Agreement and executed by both Lonza and Customer. 6.4 Rescheduling. For reasons not within Lonza’s reasonable control, Lonza shall have the right to reschedule a Commencement Date of any Batch or Campaign upon [***] prior written notice to Customer, provided that the rescheduled Commencement Date is mutually agreed in writing between the Parties, where Customer`s agreement shall not be unreasonably withheld. If Lonza reschedules any Batches within the Binding Forecast it shall ensure prior to such rescheduling it has the Raw Materials and Customer Materials available for such Rescheduled Commencement Date. If Lonza requests an additional delay in writing, Customer shall use good faith efforts in evaluating such request. 6.5 Customer Delay. 6.5.1 Where caused by Customer’s failure to provide the (a) Manufacturing Process, Customer Confidential Information, Customer Background Intellectual Property or (b) Customer Materials for reasons within Customer’s reasonable control, Customer shall be responsible for any material delays in the Services and for all actual additional costs and expenses incurred by Lonza, including any disposition of Raw Materials under 2.9.55, directly arising out of such delay, including, if applicable, any idle Facility capacity costs. 6.5.2 For reasons not within Customer’s reasonable control, Customer shall have the right to request to reschedule a Commencement Date of any Batch or Campaign upon reasonable prior written notice to Lonza, provided that the requested rescheduled Commencement Date is no later than [***] from the Commencement Date originally agreed upon at the time of Lonza’s acceptance of the Purchase Order. Lonza shall use good faith efforts in accommodating such request. If Customer requests an additional delay in writing, Lonza shall use good faith efforts in evaluating such request. 6.6 Cancellation of Services. Customer may cancel Services, including production of a Batch to be manufactured under a Project Plan, upon written irrevocable (unless agreed to in writing by Lonza) notice to Lonza, subject to Customer’s obligation to pay for all Services rendered up to the date of cancellation, plus the payment of a cancellation fee as calculated below (the “Cancellation Fee”):

23 6.6.1 Minimum Volume Commitments. If Customer does not purchase the Minimum Volume Commitments for the applicable year for reasons other than Lonza’s material breach of this Agreement or the Reservation Agreement, or Lonza’s failure to Deliver the Minimum Volume Commitments, including any additions to the Minimum Volume Commitments memorialized in an executed writing by the Parties, then Customer shall owe [***]% Cancellation Fee for such Batches less any amounts already paid. 6.6.2 Batches ordered in addition to the annual Minimum Volumes Commitments may be canceled by Customer and Cancellation Fees shall be governed by Section 6.1 (Binding Forecast) 6.6.3 Clinical Failure. [***] 6.6.4 Payment of Cancellation Fee. Any Cancellation Fee and any fees payable under Clause 6.6 shall be payable within [***] or as otherwise mutually agreed in writing by the Parties following the written notice of cancellation associated with the cancelled Service or Batch. 6.6.5 Additional Costs. In the event of cancellation by Customer for reasons other than Force Majeure, in addition to any Cancellation Fee, Customer shall reimburse Lonza for any non-cancellable, out-of-pocket costs for Raw Materials and consumables reasonably incurred by Lonza in fulfilling such cancelled Batch or Purchase Order up to the time of Lonza’s receipt of such notice of cancellation. Such reimbursement shall only be made to the extent of costs that are not otherwise recoverable by Lonza. Title in all Raw Materials for which Customer so reimburses Lonza shall vest in Customer. Such Raw Materials and consumables shall not be used for any purpose other than the manufacture of Products for Customer hereunder, unless otherwise agreed in writing by Customer. At Customer 's request, all Raw Materials and consumables paid for by Customer under this Section 6.6 shall be shipped to Customer at Customer’s expense. 6.6.6 Replacement Project. Notwithstanding the foregoing, following the cancellation of a Batch, Lonza shall use good faith commercially reasonable efforts to mitigate damages and secure a replacement project (which shall exclude any batch associated with a project then under contract with Lonza, unless additional batches are ordered within the framework of such existing project) for the cGMP manufacturing space, and for the dates and duration that would have been occupied by Customer. In the event that Lonza is able to secure such a replacement project from a bona fide third party, the Cancellation Fee for the cancelled Batch shall be reduced by an amount equal to [***] of the Cancellation Fee. If another of Customer’s products is the replacement project, then no Cancellation Fee shall be owed for any such cancelled cGMP Batch of Product. 7 Customs, Delivery, and Acceptance 7.1 Packaging and Shipping. Lonza will package and label the Product for shipment in accordance with the Master Batch Record and Lonza’s standard practices in effect at the time of performance by Lonza. Lonza shall supply to Customer within [***] of completion the Certificate of Analysis, the Certificate of Compliance, the Batch Records, analytical raw data, and such other documentation as is reasonably

24 required to meet all applicable regulatory requirements of the Regulatory Authorities which shall constitute release by Lonza of the Product which meets Specifications for delivery (the “Release”) and in any event not later than the agreed upon date of the Delivery (as defined below) of Product. Lonza shall deliver the Product Free Carrier (FCA) (Incoterms® 2020) at the applicable Facility cleared for export and loaded onto any collecting vehicle by Lonza (“Delivery”). Lonza shall promptly inform Customer if Lonza reasonably believes that it shall be unable to meet the agreed upon Delivery date. 7.2 Risk of Loss. 7.2.1 Product. Title in the Product shall pass to Customer upon Release in accordance with Clause 7.1. When there is no additional Lonza Services, risk of loss shall remain with Lonza until the earlier of (a) Delivery to Customer and (b) [***] after Release. When Release occurs but Product stays with Lonza for further Services, including shipment between Facilities, Product shall be considered Customer Materials for purposes of such further Services. 7.2.2 Customer Materials. With respect to any Customer Materials, title and risk of loss shall remain with the Customer throughout Services and shall not transfer to Lonza Notwithstanding the foregoing, Lonza shall bear risk of loss for all Customer Materials, including but not limited to Product to the extent any such loss is due in any part to Lonza’s [***], except with respect to transfer of cGMP Batch(es) Product by Lonza between Lonza sites, in which case the applicable standard will be [***]. 7.3 Storage. Customer shall arrange for shipment and take Delivery of such Product from the Facility, at [***]’s expense, within [***] after Release or pay applicable storage costs. Lonza shall provide storage on a bill and hold basis for such Product at no charge for up to [***] after Release. Any additional storage beyond[***] and up to a maximum of [***] after Release will be subject to availability and, if storage is available, a storage fee will be charged to [***]. At Lonza’s sole discretion, any additional storage beyond [***] may require a separate agreement. Notwithstanding the foregoing, Lonza shall not charge the Customer for any storage of any Batch prior to or following shipment between the Lonza Facilities whilst such Batch is waiting further Services from Lonza. In any event, beyond [***] after Release, Customer shall be required to insure Product. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Lonza be required to store any Drug Product for more than [***] after Release. Within [***] following a written request from Lonza, Customer shall provide Lonza with a letter in form satisfactory to Lonza confirming the bill and hold status of each stored Product. 7.4 Acceptance/Rejection of cGMP Batches. 7.4.1 Promptly following Release of Batches, Customer shall inspect such Batches and shall have the right to test such Batches to determine compliance with the Specifications. Customer shall notify Lonza in writing of any rejection of a Batch based on any claim that it fails to meet Specifications within [***] of Release, after which time all unrejected Batches shall be deemed accepted; provided that (a) Lonza provides timely answers to information requests and resolution of issues arising from Customer’s review of such Batch (and the [***] period shall be extended to account for Lonza’s failure to provide timely answers to

25 information requests and resolution of such issues); and (b) failure to notify shall not prejudice Customer’s right to reject or revoke acceptance of the Batch if the non-conforming condition causing the Product to fail to meet Specifications could not have been detected by Customer’s inspection undertaken pursuant to this Clause 7.4.1 (“Latent Defect”), provided that any such notification shall be provided to Lonza within [***] of delivery of the Product; and (c) the warranty provided in 11.1 and Lonza’s obligations under Clause 7.4.3 shall survive acceptance of the Batch by Customer until expiration of the additional [***] period specified above for Latent Defects. In the event that Customer desires to accept a Batch prior to the end of the applicable notice period, Customer will provide written notice of such acceptance to Lonza. 7.4.2 Any Batches rejected by Customer are to be returned to Lonza, at Lonza’s expense, or held in quarantine and in no circumstances shall the Customer use or destroy the Batches. Customer shall provide Lonza with written notice of rejection of any Batch, which shall specify the manner in which the Batch fails to conform to Specifications and/or the warranties set forth in Clause 11.1. If Lonza believes in good faith that a cGMP Batch, which has been incorrectly rejected, Lonza may require that Customer provides samples to Lonza for testing. Lonza may retain and test such samples. If there is a discrepancy between Customer’s and Lonza’s test results such that Lonza’s test results fall within the relevant Specifications, or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party, the Parties shall appoint an independent laboratory promptly to review records, test data and perform comparative tests and/or analyses on samples of the cGMP Drug Substance Batch that allegedly fails to conform to Specifications. Such independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the independent laboratory rules. 7.4.3 If it is determined (by the Parties or the independent laboratory) that a rejected cGMP Batch failed to comply with cGMP or conform with the Specifications (such Batch being a “Failed Batch”) due to a Lonza Responsibility, Lonza shall, at Customer’s election either: (i) Provide [***] paid by Customer in respect of such Failed Batch and associated Raw Materials, to the extent paid by Customer; or (ii) schedule a replacement cGMP Batch to be manufactured (the timing of which shall be subject always to available capacity in the Facility), and Customer shall be responsible for the cost of such replacement cGMP Batch and Raw Materials used therein but not the Failed Batch (and any money it paid towards the Failed Batch, Raw Materials, Special Materials, shall be credited to the Price of such replacement cGMP Batch and materials therefor). Such replacement shall be made as promptly as practicable, in light of available manufacturing capacity, rejection, and in any case as soon as reasonably possible. Where possible and if acceptable to Customer, such replacement Batch shall be manufactured with the next scheduled cGMP Batch or Campaign. In addition to providing the replacement Batch in accordance with the

26 foregoing terms, for each Failed cGMP Drug Product Batch or a Failed cGMP Conjugated Batch where the failure of such Batch is due to a Lonza Responsibility, Lonza shall also credit an amount of [***]. Customer acknowledges and agrees that its sole remedy with respect to a Failed Batch that is a Lonza Responsibility and is not a substantial failure is as set forth in Clauses 7.4.3 above. 7.5 Substantial Failure. [***] 8 Price and Payment 8.1 Pricing. Customer shall pay for all of the Services performed hereunder and the Batches delivered in conformance with Specifications, cGMP and applicable laws as agreed upon in the in the applicable SOW. The Price is deemed full compensation for all work performed by Lonza relating to the manufacture and supply of Product hereunder, including without limitation all overhead, quality inspection and agreed upon activities performed by Lonza unless provided otherwise herein or in the applicable SOW or Project Plan. In the event of proposed changes to the Services at Customer’s request Lonza shall prepare pricing for Customer’s review and no such changes or increased costs shall be effective unless agreed upon in writings. 8.2 Raw Materials, Special Materials and Handling Fees. In addition to Clause 8.1, Customer shall also pay for all Raw Materials and Special Materials ordered or irrevocably committed to be procured by Lonza specifically for the Services and the Handling Fee. Customer shall have the right on its own costs and during the Term and for a period of [***] thereafter, to have an independent certified public accountant reasonably acceptable to Lonza examine the relevant books and records of Lonza and its Affiliates during normal business hours, not more than [***] without cause, to verify the pass through costs that have been charged to Customer under this Agreement. In the event a determination is made that Lonza has been underpaid, the Customer shall promptly pay Lonza the amount by which Lonza was underpaid. In the event a determination is made that the Customer has been overcharged Lonza shall promptly pay Customer the amount by which Customer was overcharged and the cost of the audit. Any accountants who examines the books and records of Lonza pursuant to this provision shall be bound by confidentiality obligations reasonably satisfactory to Lonza. 8.3 Taxes. Unless otherwise indicated in writing by Lonza, all Prices and charges are exclusive of value added tax (VAT) and of any other applicable taxes, levies, import, duties and fees (the “Taxes”) of whatever nature imposed by or under the authority of any government or public authority and all such charges applicable to the Services shall be paid by Customer. 8.4 Invoicing. Lonza shall issue invoices to Customer for [***] percent ([***]%) of the Price for Services and Batches upon commencement of the applicable Stage of Work and [***] percent ([***]%) upon Release of applicable Batches or completion of applicable Stage of Work, unless otherwise stated in the Project Plan. Charges for Raw Materials and the Handling Fee for each Batch shall be invoiced upon the

27 Release of each Batch, other than charges for Special Materials identified in a Project Plan which shall be invoiced by Lonza upon placement of purchase orders for such Special Materials identified in a Project Plan by Lonza at the cost plus Handling Fee. All invoices are strictly net and payment must be made within [***] of date of invoice. Until such time that Lonza receives payment in full for each Batch and any other deliverable, Lonza shall maintain a security interest or pledge in such Batch and other deliverable. Payment shall be made without deduction, deferment, set-off, lien or counterclaim. When sending payment to Lonza, the Customer shall quote the relevant invoice number in its remittance advice. All invoices shall include reference to the applicable Avidity purchase order number and purchase order line item number. If in default of payment of any undisputed invoice on the due date, interest shall accrue on any amount overdue at a rate of [***]. Interest shall accrue until full payment; and Lonza shall, at its sole discretion 8.5 Price adjustments. 8.5.1 Annual Price Increase. Services. Not more than [***] with notification no later than [***], Lonza may adjust the Price in accordance with [***]. Lonza shall, in its written notification to Customer, set forth the specific Purchase Orders for affected Services and state the prior price and the new price. The new Price reflecting such Batch Price adjustment shall be effective for any Batch identified for which the agreed upon Commencement Date has prior to such notice already been set as after the first day of April following receipt of such written notice. 8.5.2 Exceptional Price Increase. In addition to the above, the Price may be changed by Lonza, upon reasonable prior written notice but in no event less than [***] to Customer (providing reasonable detail in support thereof), to reflect an increase in variable costs (such as energy or Raw Materials) by [***] (based on the initial Price or any previously amended Price) 9 Capital Equipment 9.1.1 Any Capital Equipment required to be acquired for the performance of the Services shall be acquired on terms to be agreed by the Parties prior to commencement of the relevant Services. 9.1.2 Unless otherwise agreed in a Statement of Work, Lonza will procure all Capital Equipment necessary to perform the Services. 9.1.3 For Capital Equipment procured by Lonza, the one time cost of the Capital Equipment, qualification and validation of the Capital Equipment and recurring normal maintenance costs for the Equipment, outside warranty and covered maintenance that were included with the original equipment purchase agreement negotiated by Lonza on behalf of Customer shall be paid by Customer to Lonza as a pass through cost, in which case the Capital Equipment is dedicated to Customer and shall be used solely for the performance of Services to Customer. 9.1.4 Lonza shall provide proof of purchase, warranties, maintenance agreements, invoices or other relevant documents substantiating any

28 expense incurred at the request of Customer. 9.1.5 Title to such Capital Equipment will always remain with Lonza (for insurance purposes) and Lonza will ensure that the Equipment is properly labelled and remains free and clear of any liens or encumbrances. 9.1.6 At Customer’s request, the dedicated Capital Equipment and title thereto will be returned to Customer, or to its designee for a nominal fee to be agreed in the Statement of Work. Lonza will promptly notify Customer if at any time it believes any Capital Equipment has been damaged, lost or stolen. 10 Intellectual Property 10.1 Background Intellectual Property; No Implied License. Except as expressly otherwise provided herein, neither Party nor its Affiliates will, as a result of this Agreement, acquire any license, right, title, interest in or to, any Background Intellectual Property of the other Party. 10.2 New Intellectual Property Ownership 10.2.1 Customer Ownership. Customer shall own all right, title, and interest in and to [***] (collectively, the “New Customer Intellectual Property”). Customer’s Background IP and New Customer Intellectual Property collectively, the “Customer Intellectual Property”) 10.2.2 Customer is not permitted to include or disclose [***]. For clarity, New Customer Intellectual Property shall exclude Lonza Intellectual Property. 10.2.3 Lonza Ownership. Intellectual Property developed, conceived or reduced to practice in the course of the performance of the Services, that relates [***], is and shall become the sole property of Lonza (collectively “New Lonza Intellectual Property”). 10.2.4 Lonza is not permitted, in seeking protection for, or exploiting, New Lonza Intellectual Property, to disclose Customer Confidential Information, without prior written consent from Customer. For clarity, New Lonza Intellectual Property shall exclude Customer Intellectual Property and no right, title or ownership of any Customer Intellectual Property is granted to Lonza for it to use the New Lonza Intellectual Property or otherwise, except to the extent explicitly stated in this Agreement. 10.3 Assignment of New Intellectual Property. 10.3.1 Assignment to Customer. Lonza hereby assigns to Customer all of its right, title and interest in any New Customer Intellectual Property. Lonza shall execute, and shall require its personnel as well as its Affiliates, Subcontractors, External Laboratories or other contractors or agents and their personnel involved in the performance of the Services to execute, any documents reasonably required to confirm Customer’s ownership of the New Customer Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Customer Intellectual Property.

29 10.3.2 Assignment to Lonza. To the extent that Customer has or obtains any rights, title or interest in New Lonza Intellectual Property, Customer hereby assigns to Lonza all of its right, title and interest in any New Lonza Intellectual Property. Customer shall execute, and shall require its personnel as well as its Affiliates, or contractors or agents and their personnel involved in the performance of the Services, to execute, any documents reasonably required to confirm Lonza’s ownership of the New Lonza Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Lonza Intellectual Property. 10.4 Prosecution of Patents. 10.4.1 Subject to the following subsection, Customer shall have the sole right and discretion whether or not to file, prosecute and maintain patent applications and patents claiming the New Customer Intellectual Property, at Customer’s expense. Lonza shall reasonably cooperate with Customer, at Customer’s expense, to the extent that Lonza’s cooperation is necessary for the Customer to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New Customer Intellectual Property. 10.4.2 Customer shall not, in connection with any patent filings and prosecution for New Customer Intellectual Property seek or obtain any patent claims that would be considered to be New Lonza Intellectual Property. Nonetheless, to the extent that that a patent claim that covers any New Lonza Intellectual Property ("Non-Specific Patent Claims") is included in a patent granted from prosecution of New Customer Intellectual Property, Customer hereby grants to Lonza a non-exclusive, worldwide, fully paid-up, irrevocable, non- terminable, sublicensable and transferable license under the Non-Specific Patent Claims, with the right to grant and authorize sublicenses, to make, use, sell, offer to sell, and import, a product or service (the "Non-Specific License"). The Parties agree that such Non-Specific License shall not include a license to any Intellectual Property of Customer other than as expressly set out in this Agreement. 10.4.3 Unless the Parties agree otherwise, at least [***] prior to filing any application disclosing or claiming any New Customer Intellectual Property, Customer shall provide a draft thereof to Lonza, for Lonza’s prior review and approval. Within [***] of receipt of such an application (“Review Period”), Lonza shall notify Customer of any Lonza Confidential Information or New Lonza Intellectual Property and Customer shall delete the information that Lonza has identified as Lonza Confidential Information. 10.4.4 Lonza shall have the sole right and discretion whether or not to file, prosecute and maintain patent applications and patents claiming the New Lonza Intellectual Property, at Lonza’s expense. Customer shall reasonably cooperate with Lonza, at Lonza’s expense, to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New Lonza Intellectual Property. 10.5 License Grants. 10.5.1 Subject to Clause 2.11, Lonza hereby grants to Customer, solely to the extent necessary for Customer to research, develop, make, have made, use, sell, offer to sell and import the Product produced by Lonza in its Services

30 under this Agreement and subject to the terms and conditions set forth herein a non-exclusive, irrevocable, world-wide, fully paid-up license, transferable including the right to grant sublicenses, under the Lonza Background Intellectual Property and New Lonza Intellectual Property. 10.5.2 Customer hereby grants Lonza and its Affiliates, sub-contractors and the External Laboratories the non-exclusive right to use the Customer Confidential Information, Customer Background Intellectual Property and New Customer Intellectual Property during the Term solely for the purpose of fulfilling Lonza’s obligations under this Agreement. 10.6 Technology Transfer to Customer or Third Party. 10.6.1 Technology Transfer Process. Customer may, upon providing written notice to Lonza, have the Manufacturing Process (as provided by Customer and excluding any Lonza Intellectual Property) transferred to itself or to a Third Party manufacturer by Customer without the requirement of a separate technology transfer agreement. 10.6.2 Technology Transfer Fees. The technology transfer will be subject to a fee for Lonza’s services and technical support and, where the Manufacturing Process is provided by Lonza and/or includes any Lonza Intellectual Property, a licensing fee (the “Technology Transfer Licensing Fee”). The price of the Technology Transfer Licensing Fee will depend on the extent in which the transfer of the Manufacturing Process includes Lonza Intellectual Property. Lonza will not include in the Manufacturing Process any Lonza Confidential Information or Lonza Background Intellectual Property that would require Customer to pay any Technology Transfer Licensing Fee in order to transfer the Manufacturing Process to itself, its Affiliates and/or any Third Party, without first obtaining Customer’s prior written consent and advising Customer as to the applicable anticipated Technology Transfer Licensing Fee, which the Parties shall agree upon in advance in writing. If Customer has provided such written consent and the Manufacturing Process includes the use of any such Lonza Confidential Information or Lonza Background Intellectual Property which trigger a Technology Transfer Licensing Fee, then Customer will pay to Lonza the Technology Transfer Licensing Fee. Lonza shall provide reasonably necessary documents to complete such technology transfer, and [***] (based on a full-time employee rate for such support) and expenses, provided that the total cost of such assistance (excluding any costs paid to Lonza for the use of Lonza’s Confidential Information or Lonza Background Intellectual Property) will not exceed [***]. If no Lonza Intellectual Property is included, no Technology Transfer Licensing Fee will apply. For clarity, the Technology Transfer Licensing Fee is separate and distinct from any fee(s) associated with a Technology License. 10.7 Inventor Remuneration. Customer shall comply with all applicable country-specific inventor reward and remuneration laws and regulations associated with New Customer Intellectual Property when inventor reward and remuneration obligations are triggered by an employee of Lonza and/or its Affiliates, Customer and/or its Affiliates, Subcontractors, External Laboratories or other contractors or agents and their personnel involved in generating the New Customer Intellectual Property. 11 Assurances and Warranties

31 11.1 Lonza warrants that: 11.1.1 it has the necessary corporate authorizations to enter into and perform this Agreement; 11.1.2 there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind, that would breach the provisions of this Agreement; 11.1.3 to the best of Lonza’s knowledge and belief or what reasonably should have been known or believed, the conduct and the provision of the Services, excluding the use of Customer-Provided Items, will not infringe, misappropriate or violate (as the case may be) any proprietary or Intellectual Property rights of any Third Party; 11.1.4 it shall promptly notify Customer in writing if it receives or is notified of a formal written claim from a Third Party alleging that Lonza Confidential Information, Lonza Background Intellectual Property or New Lonza Intellectual Property, as it relates to the Services under this Agreement, infringes, misappropriates or violates (as the case may be) any proprietary or Intellectual Property rights of any Third Party; 11.1.5 the Services shall be performed in accordance with all Applicable Laws; 11.1.6 the manufacture of Product shall be performed in accordance with cGMP and each cGMP Batch of Product will (i) meet the Specifications upon Release; (ii) be transferred free and clear of any liens or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of Lonza and (iii) have been manufactured, handled, stored, labeled, packaged and transported in accordance with the Master Batch Records, and with cGMP and all other applicable laws, regulations and other requirements of all applicable Regulatory Authorities; 11.1.7 it or its Affiliate holds all necessary permits, approvals, consents and licenses to enable it to perform the Services at the Facility; and 11.1.8 Lonza, its Affiliates, officers, directors, employees and agents and the officers, directors, employees and agents of its Affiliates, have not paid and will not pay, offer or promise to pay, directly or indirectly, any monies or anything of value to any governmental official or employee or any political party or candidate for political office for the purpose of influencing any act or decision of such official, employee or candidate to obtain or retain business, or to direct business to any person. 11.2 Customer warrants that: 11.2.1 it has the necessary corporate authorizations, and the full power and right, to enter into and perform this Agreement, and there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind, that would breach the provisions of this Agreement; 11.2.2 all Customer-Provided Items supplied by Customer shall be provided with any environmental, health and safety information related to the Customer- Provided Items (including employee health and safety, of the handling,

32 manufacture, distribution, use and disposal of the Customer Provided Items), and will update, clarify, correct, supplement and amend such information as necessary; 11.2.3 to the best of Customer’s knowledge and belief or what reasonably should have been known or believed, it has all the rights necessary to permit Lonza and its relevant Affiliates (and any Subcontractors and External Laboratories) to manufacture the Product and perform the Services without infringing, misappropriating or violating the Intellectual Property rights of any Third Party and the Customer-Provided Items used in the provision of the Services and manufacture of the Product, shall not infringe, misappropriate or violate (as the case may be) any proprietary or Intellectual Property rights of any Third Party; 11.2.4 it has not entered into any agreement with a Third Party (including, without limitation, governmental entities, universities, funding authorities or consortia) and will not enter into any agreement without Lonza’s prior written consent that: 11.2.4.1 would convey to a Third Party any rights that would conflict with Lonza's exclusive ownership and control of Lonza Intellectual Property, including New Lonza Intellectual Property, or Lonza’s use thereof, as set forth in this Agreement; 11.2.5 as at the time that the Quality Agreement is signed, it will have an appropriate Quality function to ensure Customer’s ongoing compliance with cGMP; 11.2.6 Customer will promptly notify Lonza in writing if it receives or is notified of a formal written claim from a Third Party that Customer Information and/or Customer Intellectual Property or that the use by Lonza thereof for the provision of the Services infringes any Intellectual Property or other rights of any Third Party; 11.2.7 Customer, its Affiliates, officers, directors, employees and agents and the officers, directors, employees and agents of its Affiliates, have not paid and will not pay, offer or promise to pay, directly or indirectly, any monies or anything of value to any governmental official or employee or any political party or candidate for political office for the purpose of influencing any act or decision of such official, employee or candidate to obtain or retain business, or to direct business to any person. 11.2.8 Customer will ensure that, to the extent not otherwise covered in the Quality Agreement, Customer-Provided Items supplied by Customer, as applicable, will be, to the extent required, provided with a Certificate of Analysis or other relevant documentation demonstrating that such Customer-Provided Items meet the applicable Lonza acceptance criteria: [***]. 11.3 DISCLAIMER: THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE PRODUCTS, RAW MATERIALS, AND SERVICES PROVIDED UNDER THIS AGREEMENT ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT

33 LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SUCH PRODUCTS, RAW MATERIALS, OR SERVICES. 12 Indemnification and Liability 12.1 Indemnification by Lonza. Subject to Clauses 12.5 and 12.6, Lonza shall indemnify the Customer, its Affiliates, and the respective officers, employees and agents of Customer and/or its Affiliates (“Customer Indemnitees”) from and against any loss, damage, costs, liability, and/or expenses (including reasonable attorney fees) payable to Third Parties that Customer Indemnitees may suffer as a result of any Third Party claim arising directly out of [***]. 12.2 Indemnification by Customer. Subject to Clauses 12.5 and 12.6, Customer shall indemnify Lonza, Lonza’s Affiliates, and the respective officers, employees and agents of Lonza and/or its Affiliates (“Lonza Indemnitees”) from and against any loss, damage, costs, liability, and/or expenses (including reasonable attorney fees) payable to Third Parties that Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of [***]. 12.3 Indemnification Procedure. In order for a Party to be indemnified under this Clause 12, [***]. 12.4 DISCLAIMER OF CERTAIN DAMAGES. EXCEPT FOR BREACH OF CONFIDENTILIATY UNDER CLAUSE 13 AND EXCEPT TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY AND/OR ANY OF ITS AFFILIATES BE LIABLE (IN EACH CASE WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, UNDER INDEMNITY OR OTHERWISE HOWSOEVER ARISING) FOR [***]; ARISING FROM OR RELATED TO THIS AGREEMENT, SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO [***]; PROVIDED THAT THIS CLAUSE 12.4 SHALL NOT PRECLUDE ANY CLAIM BY LONZA OR ANY OF ITS AFFILIATES FOR ANY UNPAID INVOICES (INCLUDING THE PROFIT ELEMENT OF ITS CHARGES) AND/OR THE CANCELLATION FEES AND/OR TERMINATION FEES 12.5 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO LONZA’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER CLAUSE 13, SUBJECT TO CLAUSE 12.6, THE AGGREGATE LIABILITY OF EITHER PARTY AND THEIR RESPECTIVE AFFILIATES UNDER OR IN RELATION TO THIS AGREEMENT AND THE PROJECT PLANS (WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, UNDER INDEMNITY, OR OTHERWISE HOWSOEVER ARISING) SHALL NOT EXCEED, [***] UNDER THIS AGREEMENT BY CUSTOMER TO LONZA IN [***] PRECEDING THE FIRST CLAIM EXCEPT TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT. FOR THE AVOIDANCE OF DOUBT THIS LIMITATION OF LIABILITY SHALL BE AN AGGREGATE LIMITATION OF LIABILITY WHICH IS SHARED BETWEEN EACH PARTY AND ALL OF ITS AFFILIATES (INCLUDING IN THE CASE OF LONZA, LONZA AG AND LONZA SALES AG), AND THERE SHALL NOT BE A SEPARATE LIMIT OF LIABILITY FOR EACH SEPARATE AFFILIATE ENTITY.

34 12.6 Nothing in this Agreement shall operate so as to exclude or in any way limit any liability for fraud, gross negligence or intentional misconduct, or for any liability that may not be excluded or limited as a matter of the governing law of this Agreement. Nothing in this Agreement shall exclude or limit Customer’s liability to pay invoices and/or the Cancellation Fees or agreed capital expenditure. 13 Confidentiality 13.1 A Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term, from or disclosed on behalf of the other Party (the “Disclosing Party”) using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to the Receiving Party or its Affiliates, observed by or learned by the Receiving Party or its Affiliates, or their employees, agents, consultants, or representatives including any person in plant (in each case such employees, agents, consultants, representatives, or persons in plant, of Customer or any of its Affiliates) under or in relation to this Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary or would in the normal course of business be considered as being confidential or proprietary, and shall include the terms of this Agreement. 13.2 Notwithstanding the foregoing, Receiving Party may disclose to any courts and/or other authorities Confidential Information which the Receiving Party reasonably believes is or will be required pursuant to applicable governmental or administrative or public law, rule, regulation or order (except to any governmental patent office). In such case the Party that received the Confidential Information will, to the extent legally permitted, inform the other Party promptly in writing and shall seek to minimize the extent of Confidential Information which is required to be disclosed to the courts and/or authorities, and shall cooperate with the Disclosing Party, to the extent legally permitted, to seek the imposition of a protective order or of similar protective measures. 13.3 The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information, which the Receiving Party can reasonably establish by contemporaneous written records: 13.3.1 at the time of disclosure was publicly available; or 13.3.2 is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party; or 13.3.3 was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been received from or on behalf of Disclosing Party; or 13.3.4 is supplied to a Party by a Third Party which was not in breach of an obligation of confidentiality to Disclosing Party or any other party; or 13.3.5 is developed by the Receiving Party independently from and without access to or aid, application or use of the Confidential Information. 13.3.6 The foregoing exceptions, however, shall not apply to:

35 (i) Confidential Information disclosed within more-general information that may fall within one or more of the exceptions; or (ii) any combination of features or items of Confidential Information where one or more of the relevant individual features or items (but not the combination itself) may fall within one or more of the exceptions. 13.4 The Receiving Party will use Confidential Information of the Disclosing Party only for the purposes of this Agreement and will not make any use of the Confidential Information of the Disclosing Party for its own separate benefit or the benefit of any Third Party including with respect to research or product development or any reverse engineering or similar testing. The Receiving Party agrees to return or destroy promptly (and certify such destruction) on Disclosing Party’s request all written or tangible Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only. 13.5 Each Party will restrict the disclosure of Confidential Information of the Disclosing Party to such officers, employees, consultants and representatives of itself and its Affiliates who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement. Prior to disclosure to such persons, the Receiving Party shall bind its and its Affiliates’ officers, employees, consultants and representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The Receiving Party shall notify the Disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party. Lonza may disclose the Customer’s Confidential Information to Lonza’s Affiliates, Subcontractors and the External Laboratories, in each case for the purposes of this Agreement. 13.6 The Receiving Party shall at all times be fully liable for any and all breaches of the confidentiality obligations in this Clause 13 by any of its Affiliates or the employees, officers, agents, consultants and representatives of itself or its Affiliates, including persons on plant. 13.7 Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 13 by a Party may cause irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or, if relevant, in equity, the non-breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the non- breaching Party. 13.8 Data Usage. Notwithstanding the confidentiality provisions in this Clause 13 as they may relate to the use of Services Data: The Parties agree that all Services Data may be collected, aggregated, hosted, mined or otherwise stored and maintained by Lonza and its Affiliates, contractors and External Laboratories. Both Lonza and its Affiliates, and Customer and its Affiliates, may use said Services Data, in any manner that is not inconsistent with the intellectual property-ownership terms set forth in Clause 10, for further research, development, commercialization of, and securing rights to, development, manufacturing and testing systems, platforms, and service offerings, provided that said data shall be anonymized and aggregated when used externally.

36 14 Term and Termination 14.1 Term. This Agreement shall commence on the Effective Date and shall end on the seventh (7th) anniversary of the Effective Date unless terminated earlier as provided herein or extended by mutual written consent of the Parties (the “Term”). 14.2 Termination. This Agreement or any Project Plan may be terminated as follows: 14.2.1 Customer may terminate any Project Plan or SOW by providing written notice of termination no less than [***] in advance of such date of termination. For the avoidance of doubt, in the event of termination of Plan by Customer under this 14.2.1, Customer shall remain liable for all fees owed pursuant to the applicable Project Plan, SOW and this Agreement but Lonza shall mitigate any such damages; 14.2.2 Either Party may terminate this Agreement, by written notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within [***] after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being cured within such [***] period and the breaching Party has commenced and diligently continued actions to cure such breach within such [***] period, except in the case of a payment default, the cure period shall be extended to [***], so long as the breaching Party is making diligent efforts to do so. Such termination shall be effective upon expiration of such cure period; provided that in the event that the breaching Party disputes in good faith the non-breaching Party’s grounds for termination this Agreement pursuant to this Section 14.2, then the Parties shall attempt to resolve in good faith. To the extent any material breach by a Party relates specifically to an SOW or Project Plan, the non-breaching Party may elect to have the termination rights set forth in this Section 14.2.2 apply to just such SOW or Project Plan, rather than to this Agreement generally.; 14.2.3 by either Party, immediately, upon: (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [***] of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within [***] of filing. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Bankruptcy Code (or any same or similar provision in any jurisdiction other than the United States), licenses of rights of “intellectual property” as defined therein; or 14.2.4 by either Party pursuant to Clause 15. 14.3 Consequences of Termination. In the event of termination of this Agreement or any Project Plan, all Services and Batches which have been ordered or otherwise committed in accordance with this Agreement (including those in the Project Plan

37 to which the Parties are committed) shall be deemed to have been cancelled and in addition Customer shall, within [***] of the date of termination pay Lonza for (i) Services rendered up to the date of termination, including in respect of any Product in-process; (ii) all costs incurred through the date of termination, including Raw Materials and Handling Fees used or purchased for use or for which Lonza is irrevocably committed in connection with the Project Plan and External Laboratory charges and Handling Fees (following payment, at Customer’s option and cost such Raw Materials and Resins will either be: (a) held by Lonza for future use for the production of Product; (b) delivered to Customer; or (c) disposed of by Lonza; (iii) all unreimbursed Capital Equipment and related decommissioning charges incurred pursuant to Clause 9; (iv) all amounts due under Clause 6.6 without proration of the final calendar year and (v) if cancelled by Customer subject to 14.2.1, Cancellation Fees in respect of all Batches and/or Services which have been ordered or to which Customer is bound in accordance with this Agreement. In the case of termination by Lonza for Customer’s material breach, Cancellation Fees shall be calculated as of the date of written notice of termination. 14.4 Survival. Neither the termination nor expiration of this Agreement shall affect the liability of a Party for breach of this Agreement. Notwithstanding anything contained in Clause 14, the rights and obligations of each Party which by their nature survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including Clauses 5, 10-13, and 17 (to the extent relevant). Termination of this Agreement (including the consequences of termination set out in this Clause 1414) shall not affect the accrued rights or liabilities of either Party and shall not preclude either Party from pursuing any remedies it may have hereunder, or at law or in equity, with respect to any breach of, or default under, this Agreement (subject always to Clauses 12.4 and 12.5). All confidentiality obligations set out in this Agreement shall survive termination or expiry of this Agreement. 14.5 Disposition of Remaining Customer Property and Confidential Information. Upon termination or expiration of this Agreement, Lonza will, at Customer’s option, return or destroy any Customer Confidential Information in the possession or control of Lonza. Likewise, Customer will, at Lonza’s option, return or destroy any Lonza Confidential Information on in the possession or control of Customer. Notwithstanding the foregoing provisions: (i) Lonza may retain and preserve, in a secure manner, at its sole cost and expense, samples and standards of each Product following termination or expiration of this Agreement as required by Applicable Law solely for use in determining Lonza’s rights and obligations hereunder; (ii) Customer may retain and preserve, in a secure manner, any Lonza Confidential Information following termination or expiration of this Agreement (A) for use in determining Customer’s rights and obligations hereunder, (B) as necessary, in connection with Customer’s regulatory filings or Regulatory Approvals, or (C) as required by Applicable Law and (iii) each Party may retain a single copy of the other Party’s Confidential Information for documentation on purposes only and which shall remain subject to the termination of nonuse and confidentiality set forth in this Agreement. 15 Force Majeure 15.1 If either Party or any of its Affiliates is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure, it shall give written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as the notifying Party reasonably can give and

38 specifying the period for which it is estimated that such prevention or delay will continue. Such Party shall be excused from the performance or the punctual performance of such obligations, as the case may be, for so long as such cause of prevention or delay shall continue. Provided that, if such Force Majeure persists for a period of [***] or more, either Party may terminate the Agreement (if the event of Force Majeure affects the whole Agreement) or the relevant Project Plan(s) under this Agreement by delivering written notice to the other. “Force Majeure” shall be deemed to include any reason or cause beyond a Party’s reasonable control affecting the performance by it of its obligations under the Agreement, including, but not limited to, any cause arising from or attributable to acts of God, earthquakes or other natural disasters, epidemic, pandemic, strike, lockouts, restrictive governmental orders or decrees, riots, insurrection, war, terrorists acts, or the inability of Lonza to obtain any required Raw Materials (provided that Lonza has pursued timely ordering of such Raw Material according to applicable lead times), energy source, or detection of a viral, bacterial or mycoplasmal contamination that causes a shutdown of the Facility or any part thereof. 15.2 If due to Force Majeure, the quantity of raw materials available to Lonza is at any time reduced so as to be insufficient to satisfy the whole of Lonza’s and its Affiliates’ requirements and contractual commitments, then for so long as such insufficiency shall continue, Lonza shall be entitled to apportion the quantity of raw materials available in an equitable pro-rata manner amongst its own and its Affiliates’ requirements and contractual commitments. 15.3 With regard to Lonza, any such event of Force Majeure affecting services or production at its Affiliates shall be regarded as an event of Force Majeure. 16 Additional Covenants 16.1 Each Party shall comply with, and shall cause its Affiliates, subsidiaries, subcontractors, directors, officers, employees, agents or any other person acting on behalf of Lonza to comply with, all applicable Corruption Laws and International Trade Restrictions, and shall obtain all necessary export and re-export written consents, permits, and authorizations required by International Trade Restrictions; and 16.2 In connection with the preparation and the performance of this Agreement, each Party shall take appropriate technical and organizational measures to comply with the GDPR. Lonza shall in compliance with GDPR as well as on Customer’s request, destroy all personal data, unless Applicable Law prevents Lonza from such destruction. Lonza confirms that any personal identifiable data shared with Customer for the purposes of the Services, the preparation and the performance of this Agreement is done in accordance with the requirements of the GDPR. 17 Miscellaneous 17.1 Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

39 17.2 No Presumption Against Drafter. Each Party and its legal counsel have reviewed and revised this Agreement. The rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter shall be waived by both Parties in the interpretation of this Agreement. 17.3 Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Appendix hereto) will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of any term, provision or condition contained in this Agreement (including any Appendix hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement (including any Appendix hereto). 17.4 Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible approximate to the intent of the Parties and/or commercially equivalent, considering the Parties’ interests and the purpose of the provision. 17.5 Amendments. Modifications and/or amendments of this Agreement must be in writing and signed by the Parties. The Parties may amend this Agreement without the consent of the Affiliates of either Party. 17.6 Assignment. Subject to Clause 2.4, neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however that (a) either Party may assign this Agreement to (i) any Affiliate of that Party or (ii) any Third Party in connection with the sale or transfer (by whatever method) of all or substantially all of its assets related to this Agreement, provided that Customer may not assign this Agreement to a Lonza Competitor without Lonza’s prior written approval, and (b) each Party shall be entitled to sell, assign and/or transfer its trade receivables resulting from this Agreement, in each instance in respect of clauses (a) or (b), without the consent of the other Party. For purposes of this Clause 17.6, the terms “assign” and “assignment” shall include (i) the sale of fifty percent (50%) or more of the outstanding stock of such Party to an Affiliate of such Party or an unrelated entity or natural person, (ii) the sale or transfer or other assignment of all or substantially all of the assets of the Party or the line of business or Product to which this Agreement relates, and (iii) a merger, consolidation, acquisition or other form of business combination. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation or liability that accrued prior to the effective date of such assignment. 17.7 Notice. Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, (d) delivered by electronic mail (with documented evidence of a read receipt), to the electronic mail address of the other Party set forth below, followed by hard copy within [***]; or (e) delivered at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this

40 Agreement shall be the date of receipt by the receiving Party. If to Lonza: Lonza AG Head of Legal department, Muenchensteinerstrasse 38 CH-4052 Basel Switzerland If to Customer: Chief Technical Officer Avidity Biosciences, Inc. 10578 Science Center Drive, Suite 125 San Diego, CA 92121 USA With a copy to: Chief Legal Officer Avidity Biosciences, Inc. 10578 Science Center Drive, Suite 125 San Diego, CA 92121 USA 17.8 Governing Law/Jurisdiction. This Agreement or any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined exclusively in accordance with the laws of [***]. The parties expressly agree that, irrespective of any other provisions relating to jurisdiction or venue, the courts of this jurisdiction shall have sole authority to resolve any such disputes. 17.9 Third Parties. The Parties to this Agreement do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 (or any same or similar provision in any jurisdiction other than England) by any person who is not a party to this Agreement, save that Affiliates of Lonza may rely on the indemnities granted to them and limitations and exclusions of liability contained herein and Affiliates of Lonza which have executed a Statement of Work or Project Plan under this Agreement shall be entitled to enforce this Agreement with respect to such Project Plan or Statement of Work in its own name as an intended Third party beneficiary. This Agreement may be amended by Lonza without the consent of any Affiliates of Lonza. 17.10 Announcements / Press Releases. Neither Party shall: (i) make any press release or announcement of any kind and in any format and on any media of any nature (including social media, photographs, video messages and any other format of media that is not in use or known as at the date of this Agreement) regarding the subject matter of this Agreement; (ii) make any publication or promotional material of any kind in any format and on any type of media (including social media, photographs, video messages and any other format of media that is not in use or known as at the date of this Agreement) which uses or refers to any name, trademark or branding of the other; in each case without the prior written consent of an authorized signatory of the other. For clarity, an authorized signatory of Avidity is a senior executive of Avidity. 17.11 Entire Agreement; Counterparts.

41 17.11.1 This Agreement, including the Appendices attached hereto and referenced herein, contains the entire agreement between the Parties as to the Services for commercial supply of Product and supersedes all prior and contemporaneous agreements, oral and written, among the Parties with respect to the Services contemplated herein. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each party acknowledges that an original signature or a copy thereof transmitted by .pdf shall constitute an original signature for purposes of this Agreement. 17.11.2 If this Agreement is executed using an electronic signature program (such as DocuSign or AdobeSign), the Parties hereby agree to the terms and conditions of this Agreement by clicking the “SIGN” button. The Parties agree that an electronic signature is the legal equivalent of a manual signature on this Agreement, and that, if applicable, selecting “SIGN” constitutes such Party’s electronic signature. The Parties also agree that no certification authority or other Third Party verification is necessary to validate either Party’s electronic signature and that the lack of such certification or Third Party verification will not in any way affect the enforceability of such Party’s electronic signature or any resulting contract between the Parties. The Parties understand and agree that electronically signing and submitting this Agreement (or any amendment thereof) is the legal equivalent of having placed a handwritten signature on the submitted Agreement. 17.12 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement. IN WITNESS WHEREOF, each of the Parties hereto has caused this Manufacturing Services Agreement to be executed by its duly authorized representative effective as of the date written above. LONZA LTD LONZA SALES LTD Avidity Biosciences, Inc.

APPENDIX A Table 1: Commercial Batch Pricing [***] Table 2: Commercial batches under reservation [***]

43 Project Plan A - 1 [***]

APPENDIX B Cell Bank Storage [***]

45 APPENDIX C Standard Safety stock levels [***]